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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into the Company's previously filed Registration Statement File No. 33-8445.

ARTHUR ANDERSEN LLP

Los Angeles, California
February 16, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS